Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

News Release

For information contact: Colleen Johnson Vice President, Communications CNL Financial Group 407-650-1223

Corporate Capital Trust Successfully closes A Notes OFFERING

(ORLANDO, Fla.) July 5, 2017 – Corporate Capital Trust closed its previously announced offering of $140 million in aggregate principal amount of its 5.00 percent senior unsecured notes due in 2022. The notes offering closed on June 28, 2017 and will mature on June 28, 2022. GreensLedge Capital Markets LLC served as the placement agent for the transaction. The proceeds will be used for general corporate purposes, which may include the repayment of outstanding indebtedness.

“We are pleased to have access to this new financing as we enter into the next phase of Corporate Capital Trust’s lifecycle,” said Thomas K. Sittema, CEO of Corporate Capital Trust.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that offers individuals an opportunity to invest in privately owned American companies. The company is externally managed by CNL and KKR and its investment objective is to provide stockholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit corporatecapitaltrust.com.

About CNL Financial Group

CNL Financial Group is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $34 billion in assets. For more information, visit cnl.com.

About KKR

KKR is a global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate investment returns by following a disciplined investment approach, employing experienced investment professionals, and driving growth and value creation at the asset level. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at kkr.com and on Twitter @KKR_Co.

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Additional Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposals set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on May 25, 2017 (the “transactions”). The Company has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS PRESS RELEASE. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website sec.gov, at the Company’s website corporatecapitaltrust.com, or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 3280, telephone number 866-650-0650.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the preliminary proxy statement and will be set forth in the other materials to be filed with the SEC.

Forward-Looking Statements

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC.

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